EXHIBIT 99.1

Financial Community Meeting - February 2, 2000
----------------------------------------------

1. PRESENTATION BY HARVEY GOLUB

1999 Financial Results vs. Objectives
-------------------------------------
- We exceeded our goal of achieving at least 8% revenue growth. As a result, 95% of our EPS growth in 1999 came as a result of increased revenues.

Consumer Spending and Credit Trends
-----------------------------------
- As to our outlook for consumer spending and credit quality, we expect to see growth in spending and a flattening of the improvement in credit quality.

1999 Card Launches
------------------
- The response to Blue has been above our expectations. As a result we had delays in getting the plastic into the hands of our customers once they were approved. We have worked to clear this backlog throughout all of January and should soon return to normal issuance timetables.

Global Network Services
-----------------------
-  Within Global Network Services, we signed 16 new partners in 11 countries.

   . With these signings, we are now up to 58 partnerships outside of the U.S. Our partners introduced 38 new card products during the year, contributing to another good year in terms of both CIF and billings growth.

1999 Merchant Signings
----------------------
- Our merchant acquisitions were strong, led by our signing of Costco. Costco has been the number one account on our prospect list in the U.S. for several years - the place where more of our cardmembers wanted to use their cards, but couldn't. The actual spending we have seen so far has been very strong and growing each month.

1999 Merchant Coverage
----------------------
- Our new signings helped continue the improvement in our spending coverage, now up to 95% in the U.S. and 86% international. This increased coverage has been achieved while also generally maintaining our discount rates, which were down only 1 bp vs. 1998. Discount rates may decline a bit more in 2000 due to the continuing shift in business mix to retail, and as merchants move up in their rate break tables.

1999 Internet Accomplishments
-----------------------------
- In 1999 we established ourselves as a major destination site for our customers with over 1.5 million Cardmembers enrolled in American Express Online Services.
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   .        Almost 400,000 customers have created their own "My American
            Express" page and are using it an average of four times per month.

   . In addition, we now have competitive, and in some cases, leading online offerings across all of our businesses from financial services, to corporate services, to payments, to travel.

   . We laid the groundwork in 1999 to take each of these offerings global. We not only launched Membership Banking in the U.S., but also launched online banking in Germany.

   . We developed international corporate payment services, and expanded our online presence to 13 countries.

   . We continued our American Express@Work portal, and we announced the American Express business to business Commerce Network, a marketplace solution for purchasing and catalog management.

   . Additionally we invested in 12 new companies to fill marketing and technology gaps in our interactive capabilities.

   . Finally, we have established a highly talented team to build our dot.com business and begin the transformation of American Express.

2000 Focus
----------
- We will continue to focus in 2000 on repositioning our bank from corporate and commercial businesses to individual consumers.

- With our internet strategy in place, execution against that strategy will be a priority. We will continue to improve the:
   .        content,
   .        transactional capabilities
   .        and features of our internet offerings

- As time to market has been a priority for a number of our internet launches, we recognize that we have work to do on integrating some applications and making online customer experience more robust, more reliable and less awkward.

- While improving the functionality of existing applications, we will also continue our development efforts across a number of our businesses. A key area for us in 2000 will be business to business initiatives in both the corporate and small business markets--capitalizing on our very strong positions in card and travel in large, medium and small businesses.

- One of our priorities for 2000 will be continuing our card growth momentum --for both charge cards and our credit products.

- The average yield on our U.S. lending portfolio declined to 7.7% in the 4th quarter from 8.5% in the 3rd -- mostly because of low introductory rates on new balances. Promotional rates are effective at bringing in new cards and new balances, but, importantly, it appears we have also been successful at keeping them. By way of example, when we look at sample data from some of our 6 month promotional offers over the last year and a half, we have seen that average balances maintained by customers after they move to their "go to" rates are actually higher than balances maintained under the promotional rate. Our overall yield is on a big base, however, so we are being careful with the economics here.

- Just as the card acquisition stars aligned for us in 1999, we believe we now also have largely in place the pieces of the formula needed for a major step forward in cross selling:

   . Our expanded product offerings, such as Blue, Membership Banking, Online Brokerage and our entire integrated retail strategy at AEFA, provide us with a strong portfolio of content.

   . Our existing customers, along with the significant increase of new customers into the franchise this year, provide us with a strong base of prospects who have already seen the value of a relationship with American Express.


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   .        We have made progress in extending the brand to financial services.

   . And finally we have a number of access methods to use in reaching those customers. The internet provides a new set of tools we can use in taking advantage of cross sell, in addition to our traditional methods of direct mail and telemarketing.

AEFA
----
- AEFA has achieved a consistent record of strong growth, even given the various ups and downs faced by the investment industry at large.

- By taking advantage of the economic, global and technological changes to the financial services industry, we intend to continue our strong performance.

2. PRESENTATION BY DAVID HUBERS

Business Results- Advisors
--------------------------
- The number of advisors has grown almost 3-fold over the past 15 years, at an average rate of 6% per year. However, in 1999, we grew by 10% to 11,366.

Business Results- Advisor Retention
-----------------------------------
- More than half of our advisors leave by the end of their 4th year with us, most due to lack of success or fit with the job, but some to competing financial services firms. Once they've reached their 4th year with us, we retain 95% of them from year to year.

Business Results- Persistency
-----------------------------
- Set forth below is a comparison of our life insurance lapse ratios and the mutual fund redemption rates versus those in these industries for 1998:

     Life Insurance Lapse Ratio         Mutual Fund Redemption
     --------------------------         ----------------------
     AEFA- 3.7%                         AEFA- 11.1%
     Industry- 7.9%                     Industry- 21.0%

-  In both cases our experience is roughly twice as good as the industry.

Business Results- Assets
------------------------
- The planning process and lower redemption ratio result in a larger asset base with greater diversification. AEFA's assets under management have grown an average of 19% per year from 1984-1999.

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-  The breakdown of AEFA's $263 billion in assets at the end of last year is as follows:
               Fee Based Equity:   53%
               Fee Based- Fixed:   19%
               Spread Based:       12%
               Non-Proprietary:    10%
               Other:               6%

- The diversification of our asset base has allowed AEFA to weather market dislocations by helping to mitigate the impact on AEFA's earnings from market volatility.

- Although spread-based assets - assets generated from the sale of fixed annuities, insurance and certificates - make up only 12% of our asset base, the investment spread from these assets are about 3 to 4 times greater than our revenues from a comparable amount of fee-based assets, such as mutual funds. ROE for all products meets our targets so we are indifferent to what proprietary products we sell and can focus on our sales on what is appropriate for the client.

Business Results- Revenue, NI
-----------------------------
-  Our strategy and its execution have also served our shareholders well.

- Net revenues have grown from $350 million in 1984 to over $3.7 billion in 1999. Earnings have grown from $60 million to more than $900 million last year and ROE increased from less than 10% to almost 23% in 1999.

Business Results- Clients Acquired
----------------------------------
- We've been able to migrate growing numbers of American Express Cardmembers to a financial planning relationship. In 1999, Cardmembers were the second largest source of our new clients, making up about 30% of our total.

- This remains a major opportunity for us - we currently have more than 700,000 Cardmembers in our client base, but there are roughly 10 million Cardmembers in our target market--and more each year.

-  Cardmembers have proven to be a good fit with our advice-based business.
   .        They are more likely to become financial planning clients than non-Cardmembers;
   .        They invest 21% more than our traditional clients; and
   .        Their opinion of American Express improved after becoming a financial advisor client.

- AEFA clients also represent a significant opportunity for TRS. Today, only 35% of the AEFA client base carry the Card. Financial advisor clients who have become Cardmembers:
   .        spend more money per year than average Cardmembers
   .        have significantly better attrition rates than average Cardmembers
   .        and have a 90% lower write-off rate than average Cardmembers

FSS- Marketplace Positioning
----------------------------
- We want to position AEFA as the company that provides the financial advice you need when, where and how you want it.

FSS- Core Elements
------------------
- We seek to broaden and deepen client relationships by leveraging the American Express brand.
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-  We will deliver consistent, high-quality financial advice and information.

- We increasingly deliver this advice and information through an integrated retail business, combining the strengths of the financial advisor and direct channels.

-  We will still provide a broad range of innovative, well-performing products.

- We plan to leverage our manufacturing capability by expanding Institutional, Third Party and International distribution capabilities. This should help us to increase our market share, visibility, and scale.

- All of this must be supported with outstanding service tailored to the needs of specific client segments.

Advice/Financial Planning
-------------------------
- Financial planning drives depth of relationship with our clients, productivity of our advisors, and profitability for the company.

- Planning clients on average invest almost two and a half times more money with us than non-planning clients. Furthermore, planning clients have higher persistency, with 85% retention after 4 years, versus 69% for clients without plans.

- Client activity and persistency not only help the company's bottom line, they drive the success of advisors. Veteran advisors who emphasize financial planning in their practices are significantly more productive than advisors who don't. As a result, they more than double the earnings of advisors who don't do planning.

- And when our clients are investing and our advisors are producing, the company also makes money.

Advice/Financial Planning Tools
-------------------------------
- One of the keys to providing high-quality advice is through the tools used to develop it. We have some of the finest in the business.
   Financial Advisory Service is the name of the new comprehensive financial planning software we recently developed. It provides a comprehensive, objective, analytical look at a client's financial position. It allows our advisors to automatically review progress against a client's financial goals on an annual basis. And it's easy for our advisors to use. These features are resulting in increased productivity for our advisors - sales from the Financial Advisory Service are 20% higher per plan than our previous planning software.

Advisor Platforms
-----------------
-  Our Advisor Platforms are primarily designed to:
   . Attract more advisors, not only those new to our business, but increasingly experienced people
   .       Improve advisor retention, resulting in increased persistency of the business
   .       And, as a result, accelerate growth of our advisor force




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-  Through our 3-platform structure, we should achieve better retention and faster growth. We also think we can attract a higher volume of experienced and inexperienced advisors to our organization, by giving them the choice of how they would like to affiliate with American Express initially and over time.

Platform 1 is the Branded Employee Advisor Platform
---------------------------------------------------
- Platform 1 features a base salary, includes benefits, and has a lower payout rate than the other two platforms. It includes a high level of support and structure. Inexperienced advisors will remain a Platform 1 advisor for a minimum of 2 years, during which they will follow a structured training curriculum.

Platform 2 is for Branded Independent Contractors
-------------------------------------------------
- Under Platform 2, we'll still provide significant support, such as advertising and technology, but advisors will be able to purchase those additional features they want from a menu of services. There is a higher payout rate, but no benefits are provided. We increased the payout rate to be more in line with industry norms, and did so by eliminating elements of the cost structure in the corporate office, relating to providing services advisors didn't necessarily value. We have taken a fixed cost structure and made it more variable, where we get reimbursed by the advisors for what they use. Thus, the resulting economics of this new platform structure should be as favorable as what we have experienced over the past 15 years.

Platform 3 is our Unbranded Independent Contractor Platform, Affiliated with Securities America
-----------------------------------------------------------------------
- Platform 3 includes the least support of structure-no planning software, no brand, no Cardmember leads, but the highest payout rate of the 3 platforms, and a broader array of industry products, including American Express products now for the first time.

- We've piloted this 3-platform structure with over 350 advisors over the past 6 months, with a successful transition and favorable reactions by the advisors. We are currently in the process of having all 10,000 of our branded advisors choose the platform in which they want to operate, and are on pace to roll out nationally this spring. We expect about one third of our advisors will elect Platform 1 and two thirds to choose Platform 2, with very few expressing desire to migrate to Platform 3.

- Although Platform 3 will have the highest payout rate, our most productive advisors will be in Platforms 1 and 2 due to the financial planning tools and other support.

Online Access-Consumer
----------------------
- The importance of providing consumer choice is embedded in our Internet strategy. We want to become the preferred retail financial services destination site for our target customers who value an advice-based relationship.


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Online Access-Initiatives
-------------------------
- With our online initiatives, we expect to benefit in a number of ways: by accelerating client acquisition and deepening relationships, by increasing client satisfaction, delivering a more profitable business and enhancing the American Express brand.

- To move us closer to our online goals, we've launched a number of recent initiatives:
   . We've made available basic advice tools to clients and consumers via the American Express website, and as a direct link from the Microsoft Money site.

   . Our Direct Brokerage offers free trades to clients holding more than $100,000 in their brokerage accounts, and results since our launch in late October of last year are exceeding our expectations, in terms of new accounts, trading volume, and new assets generated.

   . So far about half of these accounts have come through advisors and virtually all the money to fund these accounts has come from accounts previously maintained at our competitors.

   . It might appear that providing free trades would be economically unattractive for us, depending on the customer activity and size of investment. However, we are uniquely postioned to offer this kind of pricing scheme, because we are not heavily reliant on trading as a source of revenues or advisor compensation. So, we won't cannibalize current revenues and advisor compensation through this offer as our competitors do.

   . We believe we will get our revenues from sources outside of trading, such as margin lending, cash balances, use of the American Express Card, and the purchase of other AEFA products, including financial planning.

   . We are putting in place online service and transaction capabilities for advisors and clients for all our products. This should substantially decrease the cost of servicing client accounts while, at the same time, decrease the cycle time of processing transactions and reduce errors.

- We see the Internet as an effective client acquisition and migration technique.

- We will try to capitalize on all these capabilities by more tightly linking financial services to the rest of American Express capabilities through the next iterations of MyAmex.

Product Availability
--------------------
- We will also make our proprietary products available through our other distribution channels, such as Securities America, direct online and third party distribution relationships. We expect this to help us continue to grow. But it is the retail channel that has been the foundation of our asset growth in the past, and we expect that to continue to be the case.

- To provide choice to consumers and advisors, we know we must offer a wide array of non-proprietary products, particularly mutual funds. Up until 1998, we had a limited set of non-proprietary funds. That year, we expanded this offering to 400-500 funds. Last fall, through a partnership with Charles Schwab, we expanded non-proprietary product offerings by another 2000, which advisors can sell initially through a wrap product.

Investment Performance- 10 Year
-------------------------------
- With the expansion of non-proprietary mutual funds available to our clients, the investment performance of our own products becomes even more important.

Investment Performance- 1 Year
------------------------------
- In 1997, only 36% of our funds ranked in the top half of their competitive universe. In 1998, we saw an improvement with 46% in the top half. In
   1999, however, we saw significant improvement, as a result of initiatives such as increasing the number of experienced analysts and portfolio managers and increasing the depth of management expertise.

Growth in Retail Sales
----------------------
- Proprietary sales have grown more slowly with the introduction of more non-proprietary choices.

Product Profitability
---------------------
- Overall AEFA's non-proprietary business is profitable. Sales of non-proprietary products within our mutual fund wrap product, our variable annuity or variable universal life products are much more profitable than the purchase of brokered non-proprietary funds. While AXP has initiatives underway to improve the economics of non-proprietary fund sales, its goal is to migrate non-proprietary sales to its wrap products, where appropriate for its clients.

Non-Proprietary Sales- Brokered v. Packaged
-------------------------------------------
- Roughly two thirds of all non-proprietary products continue to be sold in a packaged format where the economics are relatively attractive.

Integrating Online and Advisor
------------------------------
- The last element of our Retail Strategy is Integration - Integration of our online and advisor businesses.

-  Clients and consumers benefit from increased choice.

- Advisors benefit through increased productivity as we are able to migrate clients to them from the Internet and as we are able to offer and allow more cost-effective means for servicing clients and their accounts. As a result, we expect the number of clients served per advisor to increase significantly in the coming years.

- Shareholders benefit from the deeper client relationships - and greater share of wallet - that will result from migrating clients to a full financial planning relationship with American Express.

IMPORTANT FACTORS REGARDING FORWARD-LOOKING STATEMENTS

Various forward-looking statements have been made in this Form 8-K Report. These forward-looking statements are subject to risks and uncertainties, including those identified below, which could cause actual results to differ materially from such statements. The words "believe", "expect", "anticipate", "optimistic", "intend", "aim", "will" or similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statements. Important factors that could cause actual results to differ materially from the Company's forward-looking statements, include, but are not limited to, the following: American Express Travel Related Services Company, Inc.'s ("TRS") ability to meet the demand for Blue Cards; the ability of TRS to sustain premium discount rates or increase merchant coverage, both of which will depend in part on its ability to maintain a customer base that appeals to merchants and to develop deeper merchant relationships through creation of new products and services; TRS' ability to continue to attract new Cardmembers, to retain Cardmembers in consumer lending products after low introductory rate periods have expired and to grow their balances going forward; the ability of TRS to manage credit risk related to consumer debt, business loans and other credit exposures, both in the United States and abroad, including unseasoned balances in TRS' lending portfolios, all of which could be affected by general political and economic conditions, including interest rates and consumer credit trends, the rate of bankruptcies and movements in currency valuations; American Express Company's (the "Company") ability to extend the value of the American Express brand, which historically has been associated with the card and travel businesses (e.g., perception of trust, security and quality service), to a broad range of financial products and services in the financial services industry; the ability of American Express Financial Advisors ("AEFA") to manage the potential conflicts inherent in its growing multi-channel delivery systems; the Company's ability to successfully create, and increase distribution channels for, and successfully cross-sell, financial, travel, card and other products and services; AEFA's ability to maintain relationships that enable it to market non-proprietary products; AEFA's ability to succeed in maintaining high service levels at lower cost and to decrease the cycle time to process transactions; the ability of AEFA to attract and grow a field force for its client segments; Advisors choose among Platforms 1, 2 and 3 in the proportions expected by AEFA; the economics of these platforms will be as expected by AEFA; AEFA's ability to accelerate and expand client acquisition through its online initiatives; AEFA's ability to derive revenue for its Direct Brokerage business from sources other than trading; the Company's ability to successfully invest in, and compete at the leading edge of, technology developments across all businesses, e.g., transaction processing, data management, customer interactions and communications; AEFA's ability to make its proprietary products available through various distribution channels; AEFA's ability to continue to grow its retail channel; AEFA's ability to migrate non-proprietary sales to its wrap products; a short-term financial market crash, or a longer term financial market decline or stagnation, which could impact the sale of investment products at AEFA and the market value of AEFA's managed assets, resulting in lower management and distribution fees; the impact of changing interest rates, which could affect AEFA's spreads between revenues from owned investments and benefits credited to clients fixed income accounts; TRS' borrowing costs; the ability of the Company to integrate its internet applications and make the online experience desirable, more reliable and less awkward; the ability of the Company to successfully leverage its assets and skill in the internet environment, such as its brand, customer base, international presence and marketing and data base management skills; the ability of the Company to maintain flexibility in its approach and use of resources to meet its customers' needs in a quickly changing and extremely competitive environment; the ability of the Company to view its businesses according to economic models not yet fully developed relating to investment costs, revenue streams, customer acquisition costs and other financial considerations and to effectively manage the Company's online strategy in accordance with such models to generate profitable results; the ability of the Company to effectively use its resources to balance available investment spending with the earnings and revenue goals of the Company and properly trade off time-to-market considerations with the desire to provide full service online capabilities; the Company's ability to attract and retain qualified personnel necessary to develop and execute the Company's internet strategy; the Company's ability to adjust to unforeseeable events that require changes in the Company's strategy or development plan; unforeseen litigation or compliance costs; changes in laws or government regulations that either restrict the business of the Company, or allow a wider range of institutions to compete in such businesses.